Exhibit 99.1

                                                Filed pursuant to Rule 424(b)(2)
                                                             File No. __________

Pricing Supplement No. __ dated _____, 20__.
(To Prospectus dated ________________ and Prospectus
Supplement dated ____________________)
This Pricing Supplement consists of 2 pages.

                         Hartford Life Insurance Company
                                    Depositor

       Fixed Rate IncomeNotes(sm) (that are also asset-backed securities)
                        Issued through and Obligations of

                     Hartford Life Global Funding Trust ___-
                                (Issuing Entity)

                     X.XX% [Callable] Notes due _____, 20__

The description in this pricing supplement of the particular terms of the X.XX% IncomeNotes(sm) (that are also asset-backed securities) offered hereby and the Funding Agreement sold by Hartford Life Insurance Company to the Trust specified herein supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

                              PROVISIONS RELATING TO THE NOTES

Interest Rate:            _____%                 Issuance Date:            _____, 20__

Price to Public:         ___%                    Stated Maturity Date:     _____, 20__

Agent's Discount:         ______%                Initial Interest Payment Date: _____, 20__

CUSIP Number:             __________             Interest Payment Frequency: _____________

Day Count Convention:                            Regular Record Dates:  15 days prior to any
                                                 Interest Payment Date.
Optional Redemption: Yes [ ] No [   ]            The Survivor's Option  [ ] is  [ ] is not
Optional Redemption Date: _____, 20__            available
    or any Interest Payment Date thereafter.       Annual Put Limitation:
    Initial Redemption Percentage:                 Individual Put Limitation:
    Annual Percentage Reduction:                   Trust Put Limitation:
    Redemption may be: [ ] In whole only.
                       [ ] In whole or in part.  Authorized Denominations:


Securities Exchange Listing:                     Special Tax Considerations:

Other Provisions Relating to the Notes:

Agents:


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





                  INFORMATION RELATING TO THE FUNDING AGREEMENT

Funding Agreement Provider: Hartford Life Insurance Company

Interest Rate:                                    Effective Date:                 ______, 20__

Funding Agreement:                                Stated Maturity Date:           ______, 20__

Day Count Convention:                             Initial Interest Payment Date:  ______, 20__
Special Tax Considerations: None.                 Interest Payment Frequency: __________

Optional Redemption:   Yes [ ] No [ ]             Survivor Option:  Under the Funding
Optional Redemption Date: _____, 20__                Agreement, Hartford Life Insurance
    or any Interest Payment Date thereafter.         Company [ ] is [ ] is not required to
    Initial Redemption Percentage:                   provide the Trust with amounts it needs to
    Annual Percentage Reduction:                     honor valid exercises of the Survivor's
    Redemption may be:  [ ] In whole only.           Option.
                        [ ] In whole or in part.
                                                  Other Provisions Relating to the Funding
                                                  Agreement:

  INFORMATION PERTAINING TO THE RATINGS OF THE NOTES AND THE FUNDING AGREEMENT

It is anticipated that, as of _____, 20__, the Notes will be rated by the indicated rating agencies as follows:

                  Standard & Poor's:                 Moody's:
                  A.M. Best:                         Fitch:

The Moody's rating also extends to the Program under which the Notes are issued.

It is anticipated that, as of _____, 20__, the Funding Agreement will be rated by the indicated rating agencies as follows:

                  Standard & Poor's:                 Moody's:
                  A.M. Best:                         Fitch:




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